UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	January 17, 2013
(Date of earliest event reported):	January 14, 2013

Commission File No. 0-10587
FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
P.O. Box 4887 One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐  Written communications pursuant to Rule 425 under the Securities Act
     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     ☐  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 14, 2013, Fulton Financial Corporation (“Fulton”) received the resignation of Donald W. Lesher, Jr. who has been a director of Fulton since 1998. Director Lesher will not be standing for election at Fulton's 2013 Annual Meeting of Shareholders and his retirement will be effective April 29, 2013. His decision to retire from the Fulton Board of Directors was not the result of any disagreement relating to Fulton's operations, policies or practices. Director Lesher's combined 35 years of service and dedication to Fulton, its affiliates and predecessors are greatly appreciated.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013	FULTON FINANCIAL CORPORATION
By: /s/ Charles J. Nugent N d Charles J. Nugent Senior Executive Vice President and Chief Financial Officer